                                                                   EXHIBIT 99(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K


                                 ANNUAL REPORT


                    ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  For the fiscal year ended DECEMBER 31, 1995


                         Commission file number 1-5256


                            -----------------------



       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full title of plan)





                              1047 NORTH PARK ROAD
                              WYOMISSING, PA 19610
                    (Address of principal executive offices)


                                 (610) 378-1151
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

Effective April 1, 1994, the amount of compensation that eligible employees may elect to contribute to the Plan was increased from 8% to 10%.

Item 2.  Changes in Investment Policy

The Fidelity Puritan Fund and Templeton Foreign Fund were added in 1995 as investment options.

Item 3.  Contributions Under the Plan

Contributions made by VF Corporation (the Corporation) are measured by reference to the employee's contributions and are not discretionary.

Item 4.  Participating Employees

There were approximately 7,587 enrolled participants in the Plan as of December 31, 1995, out of approximately 8,419 eligible employees.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation: Lori M. Tarnoski, Vice President-Secretary; Frank C. Pickard III, Vice President-Treasurer; and Harold E. Addis, Vice President-Human Resources and Administration. All committee persons are located at the Corporation's headquarters: 1047 North Park Road, Wyomissing, PA 19610. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trust Agreement, UMB Bank, n.a. holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the fund or funds to receive contributions.

(b)    The custodian's compensation is paid by the Corporation.

(c)    No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values of investments as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employee Stock Ownership Plan, which are invested in ESOP Preferred Stock, and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 80% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by calling the VF Savings Line directs the recordkeeper who notifies the Trustee to invest his/her own contributions in one or more of the following funds:

                 - Money Market Fund
                 - Fixed Income Fund
                 - Balanced Fund
                 - Equity Growth & Income Fund
                 - Equity Growth Fund
                 - Foreign Fund
                 - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $8,909, $6,859 and $6,436 for the years ended December 31, 1995, 1994 and 1993 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay debt service on a loan from the Corporation.

Item 9.  Financial Statements and Exhibits

(a)Financial Statements                                                                 Page No.
                 Report of Independent Accountants                                         5

                 Statements of Net Assets Available for Benefits -
                      For the Years Ended December 31, 1995 and 1994
                      -   Combined Plan                                                    6
                      -   Money Market Fund and Fixed Income Fund                          7
                      -   Balanced Fund and Equity Growth & Income Fund                    8
                      -   Equity Growth Fund and Foreign Fund                              9
                      -   VF Corporation Common Stock Fund and                            10
                           Employee Stock Ownership Plan

                 Statements of Changes in Net Assets Available for Benefits -
                      For the Years Ended December 31, 1995, 1994 and 1993
                      -   Combined Plan                                                   11
                      -   Money Market Fund                                               12
                      -   Fixed Income Fund                                               13
                      -   Balanced Fund                                                   14
                      -   Equity Growth & Income Fund                                     15
                      -   Equity Growth Fund                                              16
                      -   Foreign Fund                                                    17
                      -   VF Corporation Common Stock Fund                                18
                      -   Employee Stock Ownership Plan                                   19


                 Notes to Financial Statements                                            20


                 Schedules:
                          Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

(b)Exhibits - none

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                                VF Corporation Tax-Advantaged Savings Plan
                                            for Salaried Employees
                                ------------------------------------------

                                By:   /s/ Louis J. Fecile
                                   ---------------------------------------
                                      Louis J. Fecile
                                      Vice President - Employee Benefits



Date:  March 19, 1996

                       Report of Independent Accountants

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Salaried Employees

We have audited the accompanying statement of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1995, and the related statement of changes in net assets available for benefits for the year then ended. The financial statements of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1994, and for the years ended December 31, 1994 and 1993, were audited by other auditors whose report dated March 10, 1995 expressed an unqualified opinion on these statements. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1995 and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 15, 1996

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN

                                                                  December 31
                                                     ----------------------------------------
 ASSETS                                                  1995                       1994
 ------                                                  ----                       ----
 Investments at fair value
   VF Corporation Common Stock -
    340,506 shares in 1995
    396,815 shares in 1994                           $ 17,961,692               $ 19,295,129
   VF Corporation ESOP
   Preferred Stock -
    1,964,942 shares in 1995
    2,014,427 shares in 1994                           82,920,550                 78,361,197

   United States government obligations                17,329,048                 15,767,773
   Other securities                                    73,881,463                 48,287,278
                                                    --------------             --------------
      Total investments                               192,092,753                161,711,377
 Dividends and interest receivable                        338,457                    275,090
 Loans receivable from participants                     8,705,631                  7,283,233
                                                    --------------             --------------
      TOTAL ASSETS                                    201,136,841                169,269,700
                                                    --------------             --------------

 LIABILITIES
 -----------

 Withdrawals and terminations
   payable to participants                                      0                  1,988,052
 Employee Stock Ownership
   Plan obligation - payable to VF Corporation         46,650,286                 51,667,392
                                                    --------------             --------------
      TOTAL LIABILITIES                                46,650,286                 53,655,444
                                                    --------------             --------------
 Net assets available for benefits                   $154,486,555               $115,614,256
                                                    ==============             ==============



 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                    MONEY MARKET FUND AND FIXED INCOME FUND




                                                     Money Market Fund                       Fixed Income Fund
                                                        December 31                             December 31
                                            -----------------------------------    ------------------------------------
 ASSETS                                           1995              1994                  1995               1994
 ------                                           ----              ----                  ----               ----
 Investments, at fair value
   United States government obligations       $         0       $         0           $17,329,048        $15,767,773
   Other securities                             6,187,337         5,717,176             1,175,779          1,236,587
                                            --------------     -------------         -------------      -------------
      Total investments                         6,187,337         5,717,176            18,504,827         17,004,360
 Dividends and interest receivable                 31,938            27,978               302,060            242,709
 Loans receivable from participants             1,423,668         1,224,845             1,630,963          1,406,351
                                            --------------     -------------         -------------      -------------
      TOTAL ASSETS                              7,642,943         6,969,999            20,437,850         18,653,420
                                            --------------     -------------         -------------      -------------

 LIABILITIES
 -----------

 Withdrawals and terminations
  payable to participants                               0            90,309                     0            526,219
                                            --------------     -------------         -------------      -------------
      TOTAL LIABILITIES                                 0            90,309                     0            526,219
                                            --------------     -------------         -------------      -------------
 Net assets available for benefits            $ 7,642,943       $ 6,879,690           $20,437,850        $18,127,201
                                            ==============     =============         =============      =============




 See notes to financial statements.

      VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
         STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                                   Balanced Fund                Equity Growth & Income Fund
                                                    December 31                         December 31
                                                   -------------             ---------------------------------
 ASSETS                                                 1995                    1995                 1994
 ------                                                 ----                    ----                 ----

 Investments, at fair value
   Other securities                                 $ 3,932,420               $34,980,125         $25,348,419
                                                   -------------             -------------       -------------
      Total investments                               3,932,420                34,980,125          25,348,419
 Dividends and interest receivable                           30                       223                 125
 Loans receivable from participants                      53,297                 2,457,411           1,986,103
                                                   -------------             -------------       -------------
      TOTAL ASSETS                                    3,985,747                37,437,759          27,334,647
                                                   -------------             -------------       -------------


 LIABILITIES
 -----------

 Withdrawals and terminations
  payable to participants                                     0                         0             387,091
                                                   -------------             -------------       -------------
      TOTAL LIABILITIES                                       0                         0             387,091
                                                   -------------             -------------       -------------
 Net assets available for benefits                  $ 3,985,747               $37,437,759         $26,947,556
                                                   =============             =============       =============

 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                       EQUITY GROWTH FUND & FOREIGN FUND



                                                        Equity Growth Fund                    Foreign Fund
                                                           December 31                         December 31
                                             -------------------------------------           --------------
 ASSETS                                            1995                  1994                     1995
 ------                                            ----                  ----                     ----
 Investments, at fair value
   Other securities                            $24,727,939            $15,730,539              $ 2,370,207
                                             --------------         --------------           --------------
      Total investments                         24,727,939             15,730,539                2,370,207
 Dividends and interest receivable                     321                    148                       12
 Loans receivable from participants                994,276                543,483                  (34,572)
                                             --------------         --------------           --------------
      TOTAL ASSETS                              25,722,536             16,274,170                2,335,647
                                             --------------         --------------           --------------

 LIABILITIES
 -----------

 Withdrawals and terminations
  payable to participants                                0                294,676                        0
                                             --------------         --------------           --------------
      TOTAL LIABILITIES                                  0                294,676                        0
                                             --------------         --------------           --------------
 Net assets available for benefits             $25,722,536            $15,979,494              $ 2,335,647
                                             --------------         --------------           --------------




 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN

                                                   VF Corporation Common Stock Fund         Employee Stock Ownership Plan
                                                              December 31                             December 31
                                                  -----------------------------------   --------------------------------------
 ASSETS                                                   1995              1994                 1995                  1994
 ------                                                   ----              ----                 ----                  ----
 Investments, at fair value
   VF Corporation Common Stock
    340,506 shares in 1995
    396,815 shares in 1994                             $17,961,692       $19,295,129           $         0        $         0
   VF Corporation ESOP
   Preferred Stock
    1,964,942 shares in 1995
    2,014,427 shares in 1994                                     0                 0            82,920,550         78,361,197
   Other securities                                        315,239           177,387               192,417             77,170
                                                     --------------    --------------      ----------------     --------------
      Total investments                                 18,276,931        19,472,516            83,112,967         78,438,367
 Dividends and interest receivable                             514               637                 3,359              3,493
 Loans receivable from participants                      2,180,588         2,122,451                     0                  0
                                                     --------------    --------------      ----------------     --------------
      TOTAL ASSETS                                      20,458,033        21,595,604            83,116,326         78,441,860
                                                     --------------    --------------      ----------------     --------------

 LIABILITIES
 -----------

 Withdrawals and terminations
   payable to participants                                       0           314,703                     0            352,878
 Employee Stock Ownership
   Plan obligation - payable to VF Corporation                   0                 0            46,650,286         51,667,392

 Forfeitures related to withdrawals
   and terminations                                              0                 0                     0             22,176
                                                     --------------    --------------      ----------------     --------------
      TOTAL LIABILITIES                                          0           314,703            46,650,286         52,042,446
                                                     --------------    --------------      ----------------     --------------
 Net assets available for benefits                     $20,458,033       $21,280,901           $36,466,040        $26,399,414
                                                     ==============    ==============      ================     ==============

 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN

                                                                 Year Ended December 31
                                                ------------------------------------------------------
                                                      1995               1994                1993
                                                      ----               ----                ----
 Investment income
   Dividends on VF Corporation
    Common Stock                                 $    538,867       $    497,205        $    492,821
   Dividends on ESOP
    Preferred Stock                                 4,131,256          4,228,632           4,290,967
   Interest                                         1,255,562            979,143           1,052,117
   Income from mutual funds and
    bank common trust funds                         3,693,225          2,614,714           2,285,814
                                                --------------     --------------      --------------
                                                    9,618,910          8,319,694           8,121,719
                                                --------------     --------------      --------------
 Contributions
   Interest on loan repayments                        548,512            402,626             288,773
   Participants                                    14,883,216         15,290,975          10,822,389
   VF Corporation                                   5,762,864          5,570,215           4,542,628
                                                --------------     --------------      --------------
                                                   21,194,592         21,263,816          15,653,790
                                                --------------     --------------      --------------

 Withdrawals                                       (6,901,351)        (8,128,767)         (4,975,559)
 Forfeitures that reduce
  VF Corporation contributions                       (255,310)          (118,128)           (146,621)
 Interest paid to VF Corporation on Employee
  Stock Ownership Plan obligation                  (4,878,310)        (5,344,502)         (5,698,769)
 Expenses                                             (53,764)                 0                   0
 Net realized and unrealized appreciation
  (depreciation) in fair value of investments      20,147,532          2,951,585         (12,026,086)
                                                --------------     --------------      --------------
 Net increase                                      38,872,299         18,943,698             928,474
 Net assets available for benefits
  at beginning of year                            115,614,256         96,670,558          95,742,084
                                                --------------     --------------      --------------
 Net assets available for benefits
  at end of year                                 $154,486,555       $115,614,256        $ 96,670,558
                                                ==============     ==============      ==============


 See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               MONEY MARKET FUND

                                                                   Year Ended December 31
                                                -----------------------------------------------------------
                                                      1995                  1994                   1993
                                                      ----                  ----                   ----
 Investment income
   Income from mutual funds and
    bank common trust funds                      $   338,605           $   204,216            $   185,319
                                                -------------        --------------          -------------
                                                     338,605               204,216                185,319
                                                -------------        --------------          -------------
 Contributions
   Interest on loan repayments                        49,368                34,933                 29,013
   Participants                                    1,146,077             1,024,192                965,642
                                                -------------        --------------          -------------
                                                   1,195,445             1,059,125                994,655
                                                -------------        --------------          -------------

 Withdrawals                                        (373,362)             (434,310)              (427,805)
 Forfeitures that reduce
   VF Corporation contributions                         (579)                 (435)                (2,177)
 Fund transfers, net                                (396,856)             (311,109)            (1,106,278)
                                                -------------        --------------          -------------
 Net increase (decrease)                             763,253               517,487               (356,286)
 Net assets available for benefits at
   beginning of year                               6,879,690             6,362,203              6,718,489
                                                -------------        --------------          -------------
 Net assets available for benefits at
   end of year                                   $ 7,642,943           $ 6,879,690            $ 6,362,203
                                                =============        ==============          =============


See notes to financial statements

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               FIXED INCOME FUND

                                                                      Year Ended December 31
                                                 -------------------------------------------------------------
                                                         1995                  1994                  1993
                                                         ----                  ----                  ----
 Investment income
   Interest                                         $  1,255,562          $    979,143          $  1,052,117
   Income from mutual funds and
    bank common trust funds                               41,620                38,440                10,278
                                                   --------------        --------------        --------------
                                                       1,297,182             1,017,583             1,062,395
                                                   --------------        --------------        --------------

 Contributions
   Interest on loan repayments                            96,211                59,901                51,108
   Participants                                        2,700,460             2,598,897             2,339,497
                                                   --------------        --------------        --------------
                                                       2,796,671             2,658,798             2,390,605
                                                   --------------        --------------        --------------

 Withdrawals                                          (1,402,288)           (1,771,571)           (1,157,076)
 Forfeitures that reduce
   VF Corporation contributions                             (706)                 (890)               (1,946)
 Net realized and unrealized appreciation
   (depreciation) in fair value of investments           191,476              (123,376)              (25,488)
 Fund transfers (net)                                   (571,686)              (13,095)             (303,898)
                                                   --------------        --------------        --------------
 Net increase                                          2,310,649             1,767,449             1,964,592
 Net assets available for benefits at
   beginning of year                                  18,127,201            16,359,752            14,395,160
                                                   --------------        --------------        --------------
 Net assets available for benefits at
   end of year                                      $ 20,437,850          $ 18,127,201          $ 16,359,752
                                                   ==============        ==============        ==============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 BALANCED FUND



                                                  Year Ended December 31
                                                 ------------------------
                                                           1995
                                                           ----
 Investment income
   Income from mutual funds and
    bank common trust funds                            $   141,331
                                                      -------------
                                                           141,331
                                                      -------------
 Contributions
   Interest on loan repayments                               7,685
   Participants                                            226,246
                                                      -------------
                                                           233,931
                                                      -------------

 Withdrawals                                               (40,993)

 Net realized and unrealized
   appreciation in fair value of investments                90,964
 Fund transfers, net                                     3,560,514
                                                      -------------
 Net increase                                            3,985,747
 Net assets available for benefits at
   beginning of year                                             0
                                                      -------------
 Net assets available for benefits at
   end of year                                         $ 3,985,747
                                                      =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                          EQUITY GROWTH & INCOME FUND


                                                                      Year Ended December 31
                                                  -----------------------------------------------------------
                                                        1995                  1994                   1993
                                                        ----                  ----                   ----
 Investment income
   Income from mutual funds and
    bank common trust funds                        $  1,688,047          $  1,833,144           $  1,197,977
                                                  --------------        --------------         --------------
                                                      1,688,047             1,833,144              1,197,977
                                                  --------------        --------------         --------------
 Contributions
   Interest on loan repayments                          154,780               123,536                 84,286
   Participants                                       4,215,860             4,624,489              3,056,697
                                                  --------------        --------------         --------------
                                                      4,370,640             4,748,025              3,140,983
                                                  --------------        --------------         --------------

 Withdrawals                                         (1,378,118)           (2,031,249)            (1,170,331)
 Forfeitures that reduce
   VF Corporation contributions                          (1,272)               (1,164)                (3,966)
 Net realized and unrealized
   appreciation (depreciation)
   in fair value of investments                       7,296,660            (1,267,002)             2,215,015
 Fund transfers, net                                 (1,485,754)              (25,479)               628,464
                                                  --------------        --------------         --------------
 Net increase                                        10,490,203             3,256,275              6,008,142
 Net assets available for benefits at
   beginning of year                                 26,947,556            23,691,281             17,683,139
                                                  --------------        --------------         --------------
 Net assets available for benefits at
   end of year                                     $ 37,437,759          $ 26,947,556           $ 23,691,281
                                                  ==============        ==============         ==============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               EQUITY GROWTH FUND

                                                                    Year Ended December 31
                                                 ------------------------------------------------------------
                                                      1995                   1994                    1993
                                                      ----                   ----                    ----

 Investment income
   Income from mutual funds and
    bank common trust funds                       $  1,353,455          $    515,020            $    877,085
                                                 --------------        --------------          --------------
                                                     1,353,455               515,020                 877,085
                                                 --------------        --------------          --------------
 Contributions
   Interest on loan repayments                         100,380                81,580                  35,211
   Participants                                      3,329,947             3,834,443               1,450,084
                                                 --------------        --------------          --------------
                                                     3,430,327             3,916,023               1,485,295
                                                 --------------        --------------          --------------

 Withdrawals                                        (1,087,899)           (1,129,617)               (409,898)
 Forfeitures that reduce
   VF Corporation contributions                         (1,444)                 (118)                 (1,512)
 Net realized and unrealized
   appreciation (depreciation)
   in fair value of investments                      4,253,881              (726,720)                657,363
 Fund transfers, net                                 1,794,722             2,439,546               2,471,670
                                                 --------------        --------------          --------------
 Net increase                                        9,743,042             5,014,134               5,080,003
 Net assets available for benefits at
   beginning of year                                15,979,494            10,965,360               5,885,357
                                                 --------------        --------------          --------------
 Net assets available for benefits at
   end of year                                    $ 25,722,536          $ 15,979,494            $ 10,965,360
                                                 ==============        ==============          ==============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  FOREIGN FUND


                                               Year Ended December 31
                                              ------------------------
                                                        1995
                                                        ----

 Investment income
   Income from mutual funds and
    bank common trust funds                       $    98,277
                                                 -------------
                                                       98,277
                                                 -------------
 Contributions
   Interest on loan repayments                          5,537
   Participants                                       165,453
                                                 -------------
                                                      170,990
                                                 -------------

 Withdrawals                                           (9,708)
 Net realized and unrealized
   (depreciation) in fair value
   of investments                                    (122,155)
 Fund transfers, net                                2,198,243
                                                 -------------
 Net increase                                       2,335,647
 Net assets available for benefits at
   beginning of year                                        0
                                                 -------------
 Net assets available for benefits at
   end of year                                    $ 2,335,647
                                                 =============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                        VF CORPORATION COMMON STOCK FUND

                                                                           Year Ended December 31
                                                ------------------------------------------------------------
                                                        1995                  1994                    1993
                                                        ----                  ----                    ----

 Investment income
   Dividends on VF Corporation
    Common Stock                                $     538,867         $     497,205           $     492,821
   Income from mutual funds and
    bank common trust funds                             6,622                 4,284                   2,559
                                               ---------------       ---------------         ---------------
                                                      545,489               501,489                 495,380
                                               ---------------       ---------------         ---------------

 Contributions
   Interest on loan repayments                        134,551               102,676                  89,155
   Participants                                     3,099,173             3,208,954               3,010,469
                                               ---------------       ---------------         ---------------
                                                    3,233,724             3,311,630               3,099,624
                                               ---------------       ---------------         ---------------


 Withdrawals                                       (1,137,459)           (1,310,494)             (1,023,379)
 Forfeitures that reduce
   VF Corporation contributions                          (802)                 (841)                 (4,057)
 Net realized and unrealized
   appreciation (depreciation)
   in fair value of investments                     1,635,363               985,506              (3,106,592)
 Fund transfers, net                               (5,099,183)           (2,089,863)             (1,689,958)
                                               ---------------       ---------------         ---------------
 Net (decrease) increase                             (822,868)            1,397,427              (2,228,982)
 Net assets available for benefits at
   beginning of year                               21,280,901            19,883,474              22,112,456
                                               ---------------       ---------------         ---------------
 Net assets available for benefits at
   end of year                                  $  20,458,033         $  21,280,901           $  19,883,474
                                               ===============       ===============         ===============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                                                          Year Ended December 31
                                                     -------------------------------------------------------------
                                                             1995                  1994                   1993
                                                             ----                  ----                   ----

 Investment income
   Dividends on ESOP Preferred Stock                  $   4,131,256          $   4,228,632           $  4,290,967
   Income from mutual funds and
    bank common trust funds                                  25,268                 19,610                 12,596
                                                     ---------------        ---------------         --------------
                                                          4,156,524              4,248,242              4,303,563
                                                     ---------------        ---------------         --------------
 Contributions
   VF Corporation                                         5,762,864              5,570,215              4,542,628
                                                     ---------------        ---------------         --------------
                                                          5,762,864              5,570,215              4,542,628
                                                     ---------------        ---------------         --------------

 Withdrawals                                             (1,471,524)            (1,451,526)              (787,070)
 Forfeitures that reduce
   VF Corporation contributions                            (250,507)              (114,680)              (132,963)
 Expenses                                                   (53,764)                     0                      0
 Interest paid to VF Corporation on Employee Stock
   Ownership Plan obligation                             (4,878,310)            (5,344,502)            (5,698,769)
 Net realized and unrealized appreciation
   (depreciation) in fair value of investments            6,801,343              4,083,177            (11,766,384)
                                                     ---------------        ---------------         --------------
 Net increase (decrease)                                 10,066,626              6,990,926             (9,538,995)
 Net assets available for benefits at
   beginning of year                                     26,399,414             19,408,488             28,947,483
                                                     ---------------        ---------------         --------------
 Net assets available for benefits at
   end of year                                        $  36,466,040          $  26,399,414           $ 19,408,488
                                                     ===============        ===============         ==============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS


NOTE A -- DESCRIPTION OF THE PLAN

VF Corporation (the Corporation) sponsors the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis, with full vesting after five years of service or upon normal or late retirement, disability or death.

The Plan includes an Employee Stock Ownership Plan (ESOP). In 1990, the ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.88 plus cumulative accrued dividends, is convertible into eight-tenths share of VF Corporation Common Stock and is entitled to one vote. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go to the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 765,568 shares in 1995 and 637,947 shares in 1994 have been allocated to employees.

The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The loan will be repaid in increasing installments through 2003 from future minimum Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock. The Corporation's minimum required matching contributions and dividends are $8.5 million in 1996 and increases each year to $9.3 million over the following four years.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The investment programs of the Plan are as follows:

                 (a) Money Market Fund: Monies are invested in a money market fund.

                 (b) Fixed Income Fund: Monies are invested in investment vehicles that provide a fixed rate of return.

                 (c) Balanced Fund: Monies are invested in investment vehicles to obtain as much income as possible, consistent with the preservation and conservation of capital.

                 (d) Equity Growth & Income Fund: Monies are invested in investments with emphasis on capital appreciation which are currently paying dividends and/or offer prospects for growth of capital and future income.

                 (e) Equity Growth Fund: Monies are primarily invested in common stock ,securities convertible into common stock and debt securities in search of long-term growth opportunities.

                 (f) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

                 (g) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased on the open market at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE A -- DESCRIPTION OF THE PLAN (Continued)

Individual accounts are maintained for each participant; each account includes the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts may become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures are used to reduce VF Corporation's obligation to pay plan expenses.

Participants may borrow from their individual account. They are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of the Money Market Fund and 75% of remaining funds, not to exceed 50% of the participant's total vested account balance, but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 2,730 loans outstanding at December 31, 1995.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.

The number of participants in each fund was as follows:

                                                  Year Ended December 31
                                                  ----------------------

                                      1995                1994                 1993
                                      ----                ----                 ----

Money Market Fund                     2,805               2,818                2,549
Fixed Income Fund                     4,308               4,382                3,818
Balanced Fund                         1,035                   0                    0
Equity Growth & Income Fund           5,725               5,603                4,665
Equity Growth Fund                    4,513               3,999                2,776
Foreign Fund                            700                   0                    0
VF Corporation Common Stock Fund      4,553               4,839                4,327
Employee Stock Ownership Plan         7,461               7,317                6,214

The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 80% of the fair value of the Corporation's common stock or the preferred stock's stated redemption price. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the plan year.

The plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

Administrative expenses consisting primarily of fees for legal, accounting and other services are paid by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

Payment of Benefits: Effective in 1995, the Plan includes amounts allocated to withdrawing participants as assets available for plan benefits in accordance with the AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." Previously, these amounts were reported as a liability in the Statements of Net Assets Available for Benefits.

Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

NOTE C -- INCOME TAX STATUS

The Internal Revenue Service has issued a Favorable Determination Letter dated January 16, 1996, stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely affect the Plan's qualified status.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS

Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                           Net Unrealized
                                                    Appreciation (Depreciation)
                                            in Fair Value for the Year Ended December 31
                                   --------------------------------------------------------------
                                            1995                 1994                   1993
                                      --------------        --------------         --------------
 Fair value as determined by
   quoted market or stated
   redemption price:
   VF Corporation Common Stock          $    52,620           $   215,007           $ (3,612,779)
   ESOP Preferred Stock                   6,484,308             3,812,036            (11,944,828)
   Mutual funds and
    bank common trust funds              11,083,328            (2,153,697)             2,749,507
                                      --------------        --------------         --------------
                                         17,620,256             1,873,346            (12,808,100)
 Fair value as determined by
   Plan trustee:
   United States government
    obligations                                   0                     0                      0
   Commercial notes                         191,467              (146,268)               (12,832)
   Mutual funds and
    bank common trust funds                       0                     0                      0
 Unallocated insurance
 contracts                                        0                     0                      0
                                      --------------        --------------         --------------
                                            191,467              (146,268)               (12,832)
                                      --------------        --------------         --------------
                                        $17,811,723           $ 1,727,078           $(12,820,932)
                                      ==============        ==============         ==============



                                                              Fair Value
                                                            at December 31
                                     --------------------------------------------------------------
                                              1995                 1994                   1993
                                        ---------------      ---------------        ---------------
 Fair value as determined by
   quoted market or stated
   redemption price:
   VF Corporation Common Stock            $ 17,961,692         $ 19,295,129           $ 18,219,790
   ESOP Preferred Stock                     82,920,550           78,361,197             75,663,118
   Mutual funds and
    bank common trust funds                 71,875,357           46,457,343             38,268,505
                                        ---------------      ---------------        ---------------
                                           172,757,599          144,113,669            132,151,413
 Fair value as determined by
   Plan trustee:
   United States government
    obligations                             17,329,048           15,767,773             13,673,576
   Commercial notes                            678,070              249,552              1,041,341
   Mutual funds and
    bank common trust funds                  1,328,036            1,580,383                621,992
 Unallocated insurance
 contracts                                           0                    0                217,487
                                        ---------------      ---------------        ---------------
                                            19,335,154           17,597,708             15,554,396
                                        ---------------      ---------------        ---------------
                                          $192,092,753         $161,711,377           $147,705,809
                                        ===============      ===============        ===============

Unrealized appreciation in fair value of investments at December 31, 1995, 1994 and 1993 was $39,182,641, $21,770,129 and $20,043,051 respectively.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS (Continued)

Net unrealized appreciation (depreciation) in fair value of investments includes the following:

                                          Year Ended December 31
                               1995               1994                1993
                        ---------------     ---------------      --------------
 Aggregate proceeds       $ 57,592,059         $49,419,023         $47,003,365
 Aggregate cost             55,256,250          48,194,516          46,208,519
                        ---------------     ---------------      --------------
 Net realized gain        $  2,335,809         $ 1,224,507         $   794,846
                        ===============     ===============      ==============

Of the net realized gain, $1,690,513, $1,041,640 and $684,631 related to gains recognized on the sale of VF Common Stock and the redemption of VF Preferred Stock for the years ended 1995, 1994 and 1993, respectively.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1995 and 1994 are as follows:


                                              1995                   1994
                                           ----------            -----------
ESOP Preferred Stock                      $82,920,550            $78,361,197
Fidelity Growth & Income Fund              34,838,023             25,189,257
Fidelity Magellan Fund                     24,637,151             15,590,208
VF Corporation Common Stock                17,961,692             19,295,129

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS (Continued)

Investment held at December 31, 1995:

                                                          NUMBER OF SHARES
NAME OF ISSUER AND TITLE OF ISSUE                       OR PRINCIPAL AMOUNT         FAIR VALUE              COST
---------------------------------                       -------------------         ----------              ----
 Securities of participating employer:
   VF Corporation Common Stock                                     340,506         $ 17,961,692         $ 12,440,314
   VF Corporation 6.75% Series B ESOP
    Convertible Preferred Stock                                  1,964,942           82,920,550           60,667,584
                                                                                 ---------------       --------------
                                                                                    100,882,242           73,107,898
                                                                                 ---------------       --------------
 United States Government Obligations:
   Small Business Administration Loans:                    $    15,883,599           16,078,387           16,000,534
     (Rates of 5.20% to 10.00%,
      maturities of 9/15/96 to 8/31/14)
   N.O.A.A. loan (Rate of 7.975%, matures 1/2/97)          $       133,000              132,834              132,834
   F.M.H.A. loans (Rates of 6.475% to 9.875%,
      maturities of 2/01/96 to 11/19/08)                   $     1,127,817            1,117,827            1,117,827
                                                                                 ---------------       --------------
                                                                                     17,329,048           17,251,195
                                                                                 ---------------       --------------

 Other Securities:
   Mutual funds and bank common trust funds:
      Kemper Money Market Fund                                   6,123,674            6,123,674            6,123,674
      Fidelity Puritan Fund                                        230,260            3,916,714            3,825,966
      Fidelity Growth & Income Fund                              1,287,912           34,838,023           27,154,156
      Fidelity Magellan Fund                                       286,545           24,637,151           20,979,169
      Templeton Foreign Fund                                       257,058            2,359,795            2,481,137
      UMB Bank Funds:
       Money Market Account                                        690,127              690,127              690,127
       Scout Prime - I                                             637,909              637,909              637,909
   American Commercial Lines (Due 7/15/01)                         250,000              251,893              251,893
   International Business Machines (Due 1/12/96)                   200,000              199,567              199,038
   Private Export Funding Corp. (Due 4/30/04)                      212,500              226,610              207,950
                                                                                 ---------------       --------------
                                                                                     73,881,463           62,551,019
                                                                                 ---------------       --------------
                                                                                   $192,092,753         $152,910,112
                                                                                 ===============       ==============

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE E -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500


The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                               1995
                                                                               ----
Net assets available for benefits per the financial statements             $154,486,555
Amounts allocated to withdrawing participants                                 2,881,962
                                                                           ------------
Net assets available for benefits per Form 5500                            $151,604,593
                                                                           ============

The following is a reconciliation of withdrawals paid to participants per the financial statements to Form 5500:

                                                                               1995
                                                                               ----
Withdrawals paid to participants and forfeitures per the
      financial statements                                                 $  7,156,661
Add amounts allocated to withdrawing participants at
      December 31, 1995                                                       2,881,962
                                                                           ------------
Withdrawals paid to participants and forfeitures per Form 5500             $ 10,038,623
                                                                           ============

Amounts allocated to withdrawing participants are recorded on Form 5500 as withdrawal claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.